                                                                  Exhibit 10(ff)

                             AMENDMENT TO AGREEMENT
                              OF PURCHASE AND SALE

     THIS AMENDMENT (this "Amendment"), dated as of April 13, 2000, is by and
                           ---------
among TeleManagement Services, Inc. (the "Company"), Lee H. Edelstein (the "Shareholder") and TLM Holdings Corp. (the "Purchaser").

                                   WITNESSETH

     WHEREAS, the Purchaser, the Shareholder and the Company have entered into that certain Agreement of Purchase and Sale dated as of January 1, 1997 (the "Purchase Agreement"); and

     WHEREAS, the Company was voluntarily dissolved on December 9, 1997, and the Shareholder, as sole director at the time, is empowered to execute this Amendment as Trustee of the dissolved corporation; and

     WHEREAS, the parties hereto desire to amend the Purchase Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each of the Purchaser, the Shareholder and the Company, the Purchase Agreement is hereby amended as follows:

                                  DEFINITIONS

     Definitions.  Unless otherwise defined herein, capitalized terms used in
     -----------
this Amendment have the meanings provided in the Purchase Agreement.

                                   AMENDMENTS

     1.  Amendment to Section I(D).  Section I(D) of the Purchase Agreement is
         -------------------------
amended and restated in its entirety to read as follows:

     D.  Contingent Payments.    Subject to the conditions set forth herein and
         -------------------
     in Schedule IV hereto, within ninety (90) days after December 31, 1997, and December 31, 1998, and within one hundred fifty (150) days after December 31, 1999, the Purchaser shall deliver to the Company the Contingent Payments, if any, payable with respect to the twelve-month periods ending December 31, 1997, December 31, 1998, and December 31, 1999, respectively. The amount of the Contingent Payments payable to the Company with respect to each such twelve-month period (each, a "Contingent Period") shall be calculated based upon the earnings before interest, taxes and amortization ("EBITA") achieved by the Contingent Payment Business (as hereinafter defined) during such Contingent Period. Each of the Contingent Payments, if any, shall be made by delivery to the Company of (i) a certified or official bank check payable to the order of the Company and (ii) a certificate representing shares of common stock, $.01 par value ("Purchaser

                                                                  Exhibit 10(ff)

     Common Stock"), of the Purchaser, registered in the name of the Company, in each case, in such amounts of cash and in such numbers of shares as are determined in accordance with Schedule IV hereto. Notwithstanding the foregoing or any other provisions of this Agreement (including, without limitation, Schedule IV hereto), the Contingent Payment due with respect to the twelve-month period ending December 31, 1999: (a) shall not exceed a total of $1.2 million; and (b) shall be paid one-half in the common stock of the Purchaser and one-half in cash.

     2.  Amendment to Schedule IV(3).  Section (3) of Schedule IV of the
         ---------------------------
Purchase Agreement is amended and restated in its entirety to read as follows:

     (3)  For the Contingent Period Ending December 31, 1999 the Company shall
          --------------------------------------------------------------------
          receive Contingent Payments equal to:
          ------------------------------------

     The EBITA of the Contingent Payment Business for such Contingent Period multiplied by 1.8333 minus the Subtrahend; provided that, in no event,
                                                     --------
          shall the Contingent Payment for such Contingent Period exceed a total of $1.2 million.

     3.  Amendment to Payments section of Schedule IV.  The Payments section of
         --------------------------------------------       --------
Schedule IV is amended and restated in its entirety to read as follows:

                                    Payments
                                    --------

     The Contingent Payments will be payable 50% in cash and 50% in shares of the Purchaser Common Stock (valued at the lesser of $15.00 per share or the Market Price per share (as hereinafter defined) of the Purchaser Common Stock). The term "Market Price" shall mean the average for the sixty days ending five business days prior to the date each Contingent Payment is due (ninety days after the last day of the prior calendar year) of the last sale price regular way, or, in case no sale takes place on any such day, the average of the closing bid and asked prices regular way, in either case on the principal national securities exchange on which the Purchaser Common Stock is listed or admitted to trading, or if the Purchaser Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or the last sale price in the over-the-counter market reported on NASDAQ, whichever is applicable, or if there are no such prices reported on NASDAQ, as furnished to the Purchaser by any New York Stock Exchange member selected from time to time by the Purchaser for such purposes. If the Purchaser Common Stock is not traded on a stock exchange or in the over-the-counter market, the Market Price shall be the value of the Purchaser Common Stock determined by a New York Stock Exchange member selected by the Purchaser and approved by the Company; it being understood that Lehman Brothers, Inc., J.P. Morgan & Co., Inc., and Smith Barney Inc., shall be deemed to have been approved by the Company to determine the Market Price if the Purchaser Common Stock is not traded on a stock exchange or in the over-the-counter market. In the event a Reorganization shall have occurred, the "Market Price" per share

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
                                                                  Exhibit 10(ff)

     shall be the value of the Reorganization Consideration per share, with any securities included in the Reorganization Consideration valued as set forth above and the value of any other non-cash consideration determined in accordance with the immediately preceding sentence.

                                 MISCELLANEOUS

     1.  Condition Precedent.  The execution of this Amendment is a condition
         -------------------
precedent to the effectiveness of that certain Amendment Agreement and Waiver to be executed in connection with that certain Credit Agreement among Access Worldwide Communications, Inc. (the "Borrower"), certain subsidiaries of the Borrower, including the Purchaser and the Company, Bank of America, N.A., as agent, and the lenders party thereto dated as of March 12, 1999.

     2.  Representations and Warranties of the Purchaser and the Company.  Each
         ---------------------------------------------------------------
of the Purchaser and the Company hereby represents and warrants that each: (i) has the requisite corporate power and authority to execute, deliver and perform this Amendment, as applicable; and (ii) is duly authorized to, and has been authorized by all necessary corporate action, to execute, deliver and perform this Amendment, and this Amendment does not violate any law, rule, regulation, contract or agreement otherwise enforceable by or against either of the Purchaser or the Company.

3.   Representations of the Shareholder.  The Shareholder hereby represents and
     ----------------------------------
     warrants that he: (i) has had the opportunity to obtain the assistance of legal counsel in carefully reviewing, discussing and considering all terms of this Amendment; (ii) executes this Amendment as a free and voluntary act, without any duress, coercion or undue influence exerted by or on behalf of any other party; and (iii) has full and complete authorization and power to execute this Amendment in the capacities herein stated, and this Amendment does not violate any law, rule, regulation, contract or agreement otherwise enforceable by or against him.

  4.                  Limited Modification.  Except as specifically amended
                      --------------------
hereby, the Purchase Agreement shall remain in full force and effect in accordance with its terms.

5.   No Oral Agreements.  This Amendment may not be contradicted by evidence of
     ------------------
     prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten agreements among the Purchaser, the Company and the Shareholder.

6.   Counterparts.  This Amendment may be executed by the parties hereto in
     ------------
     several counterparts (including facsimile counterparts), each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of this Amendment by telecopy shall be effective as an original and shall constitute a representation that an original shall be delivered.

7.   Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE
     -------------
     PARTIES HEREUNDER SHALL BE GOVERNED BY AND

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
                                                                  Exhibit 10(ff)

     CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA.

  8. Successors and Assigns.  This Amendment shall be binding
     ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns.

  IN WITNESS WHEREOF, TLM Holding Corp., TeleManagement Services, Inc. and Lee
H. Edelstein have caused this Amendment to be duly executed on the date first above written.



                              TLM HOLDINGS, CORP.

                              By:_______________________________
                              Name:
                              Title:


                              TELEMANAGEMENT SERVICES, INC.

                              By:_______________________________
                              Name:
                              Title:



   ________________    (SEAL)
  Witness                          Lee H. Edelstein

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